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                                                                      EXHIBIT 10

                                VOTING AGREEMENT

     VOTING AGREEMENT, dated as of June 2, 2001 (the "Agreement"), by and between the shareholders of The Cobalt Group, Inc., a Washington corporation (the "Company"), whose names appear on Schedule I hereto (each a "Party" and collectively the "Parties").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, contemporaneously with the execution and delivery of this Agreement, Cobalt Acquisition Corporation, a Washington corporation ("Merger Sub") and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides for, upon the terms and subject to the conditions set forth therein, the merger of Merger Sub with and into the Company (the "Merger");

     WHEREAS, pursuant to the terms of the Merger Agreement, the shares of common stock, par value $0.01 per share, of the Company (the "Company Common Stock") held by each Party and designated on Schedule I hereto as rollover shares (the "Rollover Shares") will remain outstanding after the Merger and will represent one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation;

     WHEREAS, as of the date hereof, each Party owns beneficially the number of shares of Company Common Stock set forth opposite such Party's name on Schedule I hereto (all such shares so owned and which may hereafter be acquired by such Party prior to the termination of this Agreement, whether upon the exercise of options or by means of purchase, dividend, distribution or otherwise, being referred to herein as the "Shares"); and

     WHEREAS, in order to induce Merger Sub to enter into the Merger Agreement, the Parties are willing to enter into this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, each Party hereby agrees as follows:

                                   ARTICLE I.

                       TRANSFER AND VOTING OF SHARES; AND
                         OTHER COVENANTS OF THE PARTIES

     SECTION 1.1. Voting of Shares. From the date hereof until the termination of this Agreement pursuant to Section 3.2 hereof (the "Term"), at any meeting of the shareholders of the Company, however called, each Party agrees to vote its Shares (i) in favor of the Merger and the Merger Agreement (as amended from time to time; provided that no Party shall be required to vote in favor of the Merger Agreement or the Merger if the Merger Agreement has been amended in any manner that is material and adverse to such Party (without affecting the other Parties in a similar manner) without such Party's written consent), (ii) against any Takeover Proposal and against any proposal for action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which is reasonably likely to result in any of the conditions of the Company's obligations under the Merger Agreement not being fulfilled, any change in the directors of the Company, any change in the present capitalization of the Company or any amendment to the Company's Amended and Restated Articles of Incorporation or the Company's Amended and Restated By-Laws, any other material change in the Company's corporate structure or business, or any other action, which in the case of each of the matters referred to in this clause (ii) could reasonably be expected to impede, interfere with, delay, postpone or materially adversely affect the transactions contemplated by the Merger Agreement or the likelihood of such transactions being consummated and (iii) in favor of any other matter necessary for consummation of the transactions contemplated by the Merger Agreement which is considered at any such meeting of shareholders, and in connection therewith to execute any documents which are necessary or appropriate in order to effectuate the foregoing; provided, however, that nothing herein shall prevent any Party from discharging such Party's fiduciary duties to the Company's shareholders under the Washington Business Corporation Act, solely as a member of the Company's Board of Directors.

     SECTION 1.2. No Inconsistent Arrangements. Except as contemplated by this Agreement, during the Term, each Party shall not (i) transfer (which term shall include, without limitation, any sale, assignment, gift, pledge, hypothecation or other disposition), or consent to any transfer of, any or all of such Party's Shares or any interest therein, or create or, permit to exist any lien or other encumbrance on such Shares, (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of such Shares or any interest therein, (iii) grant any proxy, power-of-attorney or other authorization in or with respect to such Shares, (iv) deposit such Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares, or (v) take any other action that would in any way restrict, limit or interfere with the performance of its obligations hereunder or the transactions contemplated hereby or by the Merger Agreement. Notwithstanding the foregoing, 44,300 of the Shares owned by one of the Parties, John W.P. Holt, are currently encumbered by a loan to the Company in the aggregate principal amount of $80,000 and secured by a Stock Pledge Agreement between the Company and John W.P. Holt (the "Holt Stock Pledge Agreement").

     SECTION 1.3. Revocation of Prior Proxy and Grant of Proxy. Each Party hereby revokes any and all prior proxies or powers of attorney in respect of any of such Party's Shares and constitutes and appoints Merger Sub, or any nominee of Merger Sub, with full power of substitution and resubstitution, at any time during the Term, as its true and lawful attorney and proxy (its "Proxy"), for and in its name, place and stead, to demand that the Secretary of the Company call a special meeting of the shareholders of the Company for the purpose of considering any matter referred to in Section 1.1 and to vote each of such Shares as its Proxy, at every annual, special, adjourned or postponed meeting of the shareholders of the Company, including the right to sign its name (as shareholder) to any consent, certificate or other document relating to the Company that the Washington Business Corporation Act may permit or require as provided in Section 1.1. Notwithstanding the foregoing, each Party shall be entitled to receipt of such notices for any such meeting or the execution of any such consent as required by applicable law or the Company's governing documents.

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                  THE FOREGOING PROXY AND POWER OF ATTORNEY ARE
         IRREVOCABLE AND COUPLED WITH AN INTEREST THROUGHOUT THE TERM.

     SECTION 1.4. Rollover; Waiver of Appraisal Rights. Each Party hereby (i) consents to have its Rollover Shares remain outstanding pursuant to the Merger, as provided in the Merger Agreement; (ii) waives any rights of appraisal or rights to dissent from the Merger and (iii) waives any right to receive the Per Share Amount in respect of the Rollover Shares as a result of the Merger. Any Party that exercises any option outstanding on the date hereof prior to the Merger will cause the shares of Company Common Stock issuable upon exercise of such option to be treated as Rollover Shares for all purposes of the Merger Agreement, unless such Party shall have received the prior written consent of Warburg, Pincus Equity Partners, L.P., a Delaware limited partnership ("Warburg"), to have such shares cancelled in the Merger and converted into the right to receive the Per Share Amount (which consent shall not be unreasonably withheld, conditioned or delayed).

     SECTION 1.5. Stop Transfer. Each Party shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Party's Shares, unless such transfer is made in compliance with this Agreement (including the provisions of Article II hereof).

     SECTION 1.6. No Solicitation. During the Term, each Party shall not, nor shall it permit or authorize any of its officers, directors, employees, agents or representatives (collectively, the "Representatives") to, (i) solicit or initiate, or encourage, directly or indirectly, any inquiries regarding or the submission of, any Takeover Proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information or data with respect to, or take any other action to knowingly facilitate the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal or (iii) enter into any agreement with respect to any Takeover Proposal or approve or resolve to approve any Takeover Proposal. Upon execution of this Agreement, each Party shall, and it shall cause its Representatives to, immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

     Each Party will promptly notify Warburg of the existence of any proposal, discussion, negotiation or inquiry received by such Party, and each Party will immediately communicate to Warburg the terms of any proposal, discussion, negotiation or inquiry which it may receive (and will promptly provide to Warburg copies of any written materials received by it in connection with such proposal, discussion, negotiation or inquiry) and the identity of the Person making such proposal or inquiry or engaging in such discussion or negotiation. Notwithstanding any provision of this Section 1.6 to the contrary, if any Party or any of its Representatives is a member of the Board of Directors, such member of the Board of Directors may take actions in such capacity to the extent permitted by Section 4.2 of the Merger Agreement.

     SECTION 1.7. Disclosure. Each Party hereby authorizes the Company to publish and disclose in the Proxy Statement (including all documents and schedules filed with the SEC), its identity and ownership of the Shares and the nature of its commitments,

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arrangements and understandings under this Agreement as is required or otherwise mandated by applicable law or regulation.

     SECTION 1.8. Post-Merger Arrangements. Each Party agrees to execute and deliver a Stockholders Agreement, in a mutually agreeable form, and a Registration Rights Agreement, in a mutually agreeable form, no later than the date on which the Merger is consummated. Such Stockholders Agreement will include a right of first refusal and other restrictions on transfer, on terms mutually agreeable.

                                   ARTICLE II.

                  REPRESENTATIONS AND WARRANTIES OF EACH PARTY

     Each Party hereby represents and warrants to each other Party as follows:

     SECTION 2.1. Due Authorization, etc. Such Party has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Party. This Agreement has been duly executed and delivered by or on behalf of such Party and constitutes a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding for such remedy may be brought. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Party is trustee whose consent is required for the execution and delivery of this Agreement or the consummation by such Party of the transactions contemplated hereby.

     SECTION 2.2. No Conflicts; Required Filings and Consents.

     (a) The execution and delivery of this Agreement by such Party does not, and the performance of this Agreement by such Party will not, (i) conflict with or violate any trust agreement or other similar documents relating to any trust of which such Party is trustee, (ii) conflict with or violate any law applicable to such Party or by which such Party or any of such Party's property is bound or affected or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any assets of such Party, including, without limitation, such Party's Shares, pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Party is a party or by which such Party or any of such Party's assets is bound or affected, except, in the case of clauses (ii) and (iii), for any such breaches, defaults or other occurrences that would not prevent or delay the performance by such Party of such Party's obligations under this Agreement. Notwithstanding the foregoing, the execution and delivery of this Agreement by John W.P. Holt is limited by the provisions contained in the Holt Stock Pledge Agreement.

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     (b) The execution and delivery of this Agreement by such Party does not, and the performance of this Agreement by such Party will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority (other than any necessary filings under the Exchange Act), domestic or foreign, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by such Party of such Party's obligations under this Agreement. Notwithstanding the foregoing, the execution and delivery of this Agreement by John W.P. Holt is subject to the consent of the Company pursuant to the terms of the Holt Stock Pledge Agreement.

     SECTION 2.3. No Finder's Fees. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Party. Such Party, on behalf of itself and its affiliates, hereby acknowledges that it is not entitled to receive any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby or by the Merger Agreement.

                                  ARTICLE III.

                                  MISCELLANEOUS

     SECTION 3.1. Definitions. Terms used but not otherwise defined in this Agreement have the meanings ascribed to such terms in the Merger Agreement.

     SECTION 3.2. Termination. This Agreement shall terminate and be of no further force and effect (i) upon the delivery of a written notice by the holder(s) of Shares representing, in the aggregate, a majority of the Shares set forth on Schedule I hereto (the "Terminating Party(s)") to each other Party indicating such Terminating Party(s) decision to terminate this Agreement, (ii) automatically and without any required action of the Parties upon the Effective Time or (iii) upon termination of the Merger Agreement in accordance with its terms. No such termination of this Agreement shall relieve any Party hereto from any liability for any breach of this Agreement prior to termination.

     SECTION 3.3. Further Assurance. From time to time, at another Party's request and without consideration, each Party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

     SECTION 3.4. Certain Events. Each Party agrees that this Agreement and such Party's obligations hereunder shall attach to such Party's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, such Party's heirs, guardians, administrators, or successors. Notwithstanding any transfer of such Shares, the transferor shall remain liable for the performance of all its obligations under this Agreement.

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     SECTION 3.5. No Waiver. Any Party may (a) extend the time for the performance of any of the obligations or other acts of the other Parties hereto,
(b) waive any inaccuracies in the representations and warranties of the other Parties contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other Parties with any of their agreements or conditions contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only as against such Party and only if set forth in an instrument in writing signed by such Party. The failure of any Party hereto to exercise any right, power, or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other Party hereto with its obligations hereunder, any custom or practice of the Parties at variance with the terms hereof shall not constitute a waiver by such Party of its right to exercise any such or other right, power or remedy or to demand such compliance.

     SECTION 3.6. Specific Performance. Each Party acknowledges that if such Party fails to perform any of its obligations under this Agreement immediate and irreparable harm or injury would be caused to each other Party for which money damages would not be an adequate remedy. In such event, each Party agrees that each other Party shall have the right, in addition to any other rights it may have, to specific performance of this Agreement. Accordingly, if any Party should institute an action or proceeding seeking specific enforcement of the provisions hereof, each Party hereby waives the claim or defense that such other Party has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists. Each Party further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief.

     SECTION 3.7. Notice. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made (i) as of the date delivered or sent by facsimile if delivered personally or by facsimile, and (ii) on the third business day after deposit in the U.S. mail, if mailed by registered or certified mail (postage prepaid, return receipt requested), in each case to the relevant Party at the address or facsimile number set forth below such Party's name on Schedule I (or at such other address for a Party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt).

     SECTION 3.8. Expenses. Except as otherwise expressly set forth herein or in the Merger Agreement, all fees, costs and expenses incurred in connection with this Agreement or the Merger Agreement and the transactions contemplated hereby and thereby shall be paid by the Party incurring such fees, costs and expenses.

     SECTION 3.9. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 3.10. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected

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in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the maximum extent possible.

     SECTION 3.11. Entire Agreement; Third-Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes any and all other prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof. This Agreement is not intended to confer upon any other person any rights or remedies hereunder, except that each Party acknowledges that the Board of Directors of the Company has relied on the commitments made by the Parties herein in connection with its approval of the Merger Agreement and that the Company is intended to be a third party beneficiary of this Agreement.

     SECTION 3.12. Assignment. This Agreement shall not be assigned by operation of law or otherwise.

     SECTION 3.13. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed entirely within that State.

     SECTION 3.14. Amendment. This Agreement may not be amended except by an instrument in writing signed by each Party.

     SECTION 3.15. Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

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     IN WITNESS WHEREOF, each Party has caused this Agreement to be executed as of the date first written above.

                              WARBURG, PINCUS EQUITY PARTNERS, L.P.

                              By: Warburg, Pincus & Co., General Partner

                              By:
                                  ------------------------------
                                  Name:
                                  Title:



                              -----------------------------
                              John W. P. Holt


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                                   Schedule I

Name and Address of Party                  Number of         Number of
                                           Shares            Rollover Shares
                                           Beneficially
                                           Owned

Warburg, Pincus Equity Partners, L.P.      9,808,458         9,808,458
466 Lexington Avenue
New York, New York 10017
Facsimile: 212-687-2011
Attention: Joseph P. Landy
with a copy to:

Willkie Farr & Gallagher
787 Seventh Avenue
New York, New York 10019
Facsimile: 212-728-8111
Attention: Steven J. Gartner, Esq.


John W.P. Holt                             997,132
2200 First Avenue South                    (including
Seattle, WA 98134                          options)
Facsimile: 206-269-6350